Exhibit 99.1

Excel Trust Announces Results For the Quarter Ended September 30, 2011, Declares Dividend

Excel Trust, Inc. (NYSE:EXL) announced today financial and operating results for the quarter ended September 30, 2011. A supplemental financial package with additional information can be found on Excel Trust’s website under the Investor Relations tab.

Highlights for Q3 2011

•	Reported Adjusted Funds from Operations (AFFO) for the quarter of $5.3 million, or $0.17 per diluted share and Funds from Operations (FFO) of $3.6 million or $0.11 per diluted share.

•	Declared fourth quarter dividend of $0.16 per share which equates to an annualized rate of $0.64 per share.

•	Acquired The Promenade in Scottsdale, AZ for $110 million on July 11, 2011.

“We are pleased with the accomplishments of this recent quarter. We successfully closed on the Promenade in Scottsdale, a premier property in an irreplaceable location,” commented Gary Sabin, Excel Trust’s CEO. He continued, “We remain enthusiastic about the Company’s future given the stability of our portfolio, the depth and quality of our acquisition pipeline, and the strength of our balance sheet.”

Excel Trust reported Adjusted Funds From Operations (AFFO) for the three-month period ended September 30, 2011 of $5.3 million, or $0.17 per diluted share. Excel Trust reported Funds From Operations (FFO) for the three-month period ended September 30, 2011 of $3.6 million or $0.11 per diluted share. Net loss attributable to the common stockholders was ($2.6 million), or ($0.09) per diluted share. This compares to AFFO of $1.5 million or $0.10 per diluted share, FFO of $1.1 million or $0.07 per diluted share and net loss of ($1.1 million) or ($0.07) per diluted share in the three months ended September 30, 2010. For the nine months ended September 30, 2011, Excel Trust reported AFFO of $12.9 million, or $0.57 per diluted share, FFO of $10.1 million or $0.45 per diluted share and net loss attributable to the common stockholders of ($2.2 million), or ($0.13) per diluted share.

Deducted from FFO for the three months ended September 30, 2011 was a non-cash charge related to the change in fair value of financial instruments of $0.6 million. This charge accounted for approximately $0.02 per diluted share. The loss from the fair value of financial instruments was a change in the liability recorded for the fair value of a redemption provision related to the OP Units issued in connection with the acquisition of the Edwards Theatres property in March 2011. Additionally, there was non-cash compensation expense of $1.3 million or $0.04 per diluted share for the quarter resulting primarily from the Company’s market based long term incentive stock award plan.

Excel Trust considers AFFO and FFO important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts (REITs), many of which present AFFO and FFO when reporting their results. A complete reconciliation containing adjustments from GAAP net income available to common shareholders to AFFO and FFO and a definition of both are included at the end of this release.

For the quarter ended September 30, 2011, Excel Trust’s operating results were as follows:

•	Percent leased: 95.1%

•	20 new and renewal lease transactions for a total of approximately 53,000 square feet

Summary of Significant Activities During Third Quarter 2011

On July 11, 2011, Excel Trust completed the acquisition of The Promenade, a 729,921 square foot retail shopping center (of which 433,533 is owned) located in Scottsdale, Arizona for approximately $110 million. The current annual net operating income is approximately $8.5 million. Major tenants include Nordstrom Rack, Trader Joe’s, OfficeMax, PetSmart, Old Navy, Michael’s, Stein Mart, Cost Plus World Market and Pier One Imports, as well as Lowe’s (non-owned) and The Great Indoors (non-owned).

Fourth Quarter 2011 Dividend Declared

The Board of Directors declared a fourth quarter cash dividend of $0.16 per common share. The dividend, which equates to an annualized rate of $0.64 per share, is payable on January 16, 2012 to common shareholders of record as of December 31, 2011.

The Board of Directors has also approved payment of a dividend of $0.4375 per share on the Company’s Series A Cumulative Convertible Perpetual Preferred Shares, payable on January 16, 2012 to preferred shareholders of record as of December 31, 2011.

Guidance

Excel Trust expects its AFFO per share for fiscal year 2011 to be between $0.70 and $0.78 and its FFO per share for fiscal year 2011 to be between $0.55 and $0.65. Excel Trust believes that AFFO is the most helpful indicator of the company’s ability to pay recurring dividends since it adjusts for certain non-cash and non-recurring items.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of acquisitions and development activities. Excel Trust’s actual results may differ materially from these estimates.

Conference Call

In conjunction with Excel Trust’s results, you are invited to listen to its conference call on Thursday, November 3, 2011 at 1:00 p.m. Eastern Time.

Phone: Conference call access information is as follows:

Dial in number: (800) 299-8538

International Dial in number: (617) 786-2902

Pass code: 34697712

Internet: A live webcast of the conference call will be available through Excel Trust’s web site at www.exceltrust.com. The conference call will be recorded and available for replay for seven days beginning at 4:00 p.m. ET on November 3, 2011. Replay access information is as follows:

Dial in number: (888) 286-8010

International Dial in number: (617) 801-6888

Pass code: 30082346

About Excel Trust

Excel Trust, Inc. is a retail focused REIT that targets community and power centers, grocery anchored neighborhood centers and freestanding retail properties. The Company has elected to be treated as a REIT, for U.S. federal income tax purposes. Excel Trust trades publicly on the NYSE under the symbol “EXL”. For more information on Excel Trust, Inc., please visit www.exceltrust.com.

Forward Looking Statements

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions related to the Company’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

Excel Trust considers FFO and AFFO to be important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Excel Trust computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Excel Trust computes AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and non-recurring transaction costs, and other one-time items, then subtracting or adding straight-line rents, amortization of above and below market leases and non-incremental capital expenditures. Excel Trust’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and AFFO should not be considered alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of Excel Trust’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of Excel Trust’s liquidity, nor are they indicative of funds available to fund Excel Trust’s cash needs, including Excel Trust’s ability to pay dividends or make distributions.

Summarized Financial Statements

Reported results are preliminary and not final until the filing of Excel Trust’s Form 10-Q for the quarter ended September 30, 2011 with the Securities and Exchange Commission and, therefore, remain subject to adjustment. The accompanying notes to follow in the Form 10-Q are an integral part of these consolidated and combined financial statements.

SOURCE:

Excel Trust, Inc.

Matt Romney, SVP, Capital Markets

858-613-1800

info@exceltrust.com

www.exceltrust.com

EXCEL TRUST, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30, 2011 (unaudited)	December 31, 2010
ASSETS:
Property:
Land	$226,097	$153,601
Buildings	260,085	178,374
Site improvements	24,423	18,832
Tenant improvements	23,139	18,242
Construction in progress	18,797	4,423
Less accumulated depreciation	(15,630)	(8,360)

Property, net	536,911	365,112
Cash and cash equivalents	45,885	6,525
Restricted cash	3,879	5,870
Tenant receivables, net	2,582	1,945
Lease intangibles, net	66,520	53,024
Mortgage loan receivable	2,000	2,000
Deferred rent receivable	2,656	1,148
Other assets	13,941	5,464

Total assets	$674,374	$441,088

LIABILITIES AND EQUITY:

Liabilities:
Mortgages payable, net	$245,983	$137,043
Notes payable	—	85,384
Accounts payable and other liabilities	24,511	12,944
Lease intangibles, net	13,129	7,150
Dividends/distributions payable	5,642	1,957

Total liabilities	289,265	244,478

Equity:

Stockholders’ equity
Preferred stock, 50,000,000 shares authorized; 7.0% Series A cumulative convertible perpetual preferred stock, $50,000,000 liquidation preference ($25.00 per share), 2,000,000 and 0 shares issued and outstanding, at September 30, 2011 and December 31, 2010, respectively	47,703	—
Common stock, $.01 par value, 200,000,000 shares authorized; 30,289,813 and 15,663,331 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	302	156
Additional paid-in capital	324,277	191,453
Cumulative distributions in excess of net income	(3,555)	(3,725)

	368,727	187,884
Accumulated other comprehensive loss	(1,089)	(373)

Total stockholders’ equity	367,638	187,511
Non-controlling interests	17,471	9,099

Total equity	385,109	196,610

Total liabilities and equity	$674,374	$441,088

EXCEL TRUST, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010
Revenues:
Rental revenue	$12,538	$4,006
Tenant recoveries	2,702	559
Other income	143	52

Total revenues	15,383	4,617
Expenses:
Maintenance and repairs	932	164
Real estate taxes	1,724	705
Management fees	155	32
Other operating expenses	732	185
General and administrative	3,187	1,863
Depreciation and amortization	6,375	2,064

Total expenses	13,105	5,013

Net operating income (loss)	2,278	(396)

Interest expense	(3,561)	(1,273)
Interest income	144	84
Changes in fair value of financial instruments	(596)	—

Loss from continuing operations	(1,735)	(1,585)
Income from discontinued operations	—	440

Net loss	(1,735)	(1,145)
Net (income) loss attributable to non-controlling interests	(2)	45

Net loss attributable to Excel Trust Inc.	(1,737)	(1,100)
Preferred stock dividends	(875)	—

Net loss attributable to the common stockholders	$(2,612)	$(1,100)

Loss from continuing operations per share attributable to the common stockholders - basic and diluted	(0.09)	(0.10)
Net loss per share attributable to the common stockholders - basic and diluted	$(0.09)	$(0.07)

Weighted-average common shares outstanding - basic and diluted	29,634	15,510

Dividends declared per common share	$0.155	$0.08

Net loss	$(1,735)	$(1,145)
Other comprehensive loss:
Change in unrealized loss on investment in equity securities	(23)	—
Change in unrealized loss on interest rate swaps	(334)	—

Comprehensive loss	(2,092)	(1,145)
Comprehensive loss attributable to non-controlling interests	14	45

Comprehensive loss attributable to Excel Trust Inc.	$(2,078)	$(1,100)

EXCEL TRUST, INC. AND

EXCEL TRUST, INC. PREDECESSOR

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(In thousands, except per share data)

(Unaudited)

	The Company	The Company	The Predecessor
	Nine Months Ended September 30, 2011	Period from April 28, 2010 to September 30, 2010	Period from January 1, 2010 to April 27, 2010
Revenues:
Rental revenue	$31,481	$5,216	$1,455
Tenant recoveries	6,821	651	113
Other income	349	86	—

Total revenues	38,651	5,953	1,568
Expenses:
Maintenance and repairs	2,351	220	98
Real estate taxes	4,236	825	140
Management fees	405	34	43
Other operating expenses	2,294	251	98
Changes in fair value of earn-outs	(328)	—	—
General and administrative	8,977	3,999	8
Depreciation and amortization	16,937	2,738	542

Total expenses	34,872	8,067	929

Net operating income (loss)	3,779	(2,114)	639

Interest expense	(9,629)	(1,623)	(483)
Interest income	228	158	—
Gain on acquisition of real estate	937	—	—
Changes in fair value of financial instruments	(84)	—	—

(Loss) income from continuing operations	(4,769)	(3,579)	156
Income from discontinued operations before gain on sale of real estate assets	1,023	610	—
Gain on sale of real estate assets	3,976	—	—

Income from discontinued operations	4,999	610	—

Net income (loss)	230	(2,969)	156
Net (income) loss attributable to non-controlling interests	(60)	117	(290)

Net income (loss) attributable to Excel Trust Inc. and Excel Trust, Inc. Predecessor	170	(2,852)	(134)
Preferred stock dividends	(2,353)	—	—

Net loss attributable to the common stockholders and controlling interest of the Predecessor	$(2,183)	$(2,852)	$(134)

Loss from continuing operations per share attributable to the common stockholders - basic and diluted	(0.36)	$(0.22)
Net loss per share attributable to the common - basic and diluted stockholders	$(0.13)	$(0.18)

Weighted-average common shares outstanding - basic	20,386	15,509

Dividends declared per common share	$0.445	$0.08

Net income (loss)	$230	$(2,969)	$156
Other comprehensive (loss) income:
Change in unrealized loss on investment in equity securities	(23)	—	—
Change in unrealized loss on interest rate swaps	(752)	—	—

Comprehensive (loss) income	(545)	(2,969)	156
Comprehensive (income) loss attributable to non-controlling interests	(1)	117	(290)

Comprehensive loss attributable to Excel Trust Inc. and Excel Trust, Inc. Predecessor	$(546)	$(2,852)	$(134)

EXCEL TRUST, INC.

RECONCILIATION OF NET INCOME TO FFO AND AFFO

For the Quarter Ended September 30, 2011

(In thousands, except per share amounts)

Excel Trust, Inc.’s FFO and AFFO available to common stockholders and operating partnership unitholders and a reconciliation to net income for the three and nine months ended September 30, 2011 is as follows:

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
Net loss attributable to the common stockholders and controlling interest of the Predecessor	$(2,612)	$(2,183)

Add:
Non-controlling interests in operating partnership	(118)	(25)
Depreciation and amortization	6,375	17,352
Deduct:
Depreciation and amortization related to joint venture	(59)	(134)
Gain on acquisition of real estate	—	(937)
Gain on sale of real estate assets	—	(3,976)

Funds from operations	$3,586	$10,097

Adjustments:
Transaction costs	160	522
Deferred financing costs	387	956
Stock-based and other non-cash compensation expense	1,349	3,126
Changes in fair value of earn-outs	—	(328
Changes in fair value of financial instruments	596	84
Straight-line effects of lease revenue	(777)	(1,575)
Amortization of above and below market leases	49	74
Non-incremental capital expenditures	(11)	(65)

Adjusted funds from operations	$5,339	$12,891

Weighted average common shares outstanding	29,634	20,386
Add:
OP units	1,405	1,212
Restricted common stock	—	830
Contingent consideration related to business combinations	348	232
Common stock issuable upon conversion of preferred stock	—	—

Weighted average common shares outstanding-diluted (FFO and AFFO)	31,387	22,660

Funds from operations per share (diluted)	$0.11	$0.45
Adjusted funds from operations per share (diluted)	$0.17	$0.57

Other Information:
Leasing commissions paid	$231	$422
Tenant improvements paid	$775	$1,440